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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF LATHAM & WATKINS LLP]

November 19, 2004

Interchange Corporation
24422 Avenida de la Carlota, Suite 120
Laguna Hills, California 92653

Re: Registration Statement on Form S-8 of 1,595,625 shares of Common Stock, par value $0.00001 per share, of Interchange Corporation

Ladies and Gentlemen:

         In connection with the registration by Interchange Corporation, a Delaware corporation (the "Company"), of 1,595,625 shares of common stock, $0.00001 par value per share (the "Shares"), issuable pursuant to the Company's 1999 Equity Incentive Plan, 2000 Equity Incentive Plan and 2004 Equity Incentive Plan (collectively, the "Plans"), under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), you have requested our opinion set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken, and proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.


      As such counsel, we have examined such matters of fact and questions of law considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With your consent we have relied upon certificates of an officer of the Company and others with respect to certain factual matters. We have not independently verified such factual matters.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Latham & Watkins LLP